FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS

EPS up 9.1% to $1.08
Company raises low end of 2012 financial guidance range, expects 2013 EPS growth of 10-12%

MELVILLE, N.Y. - November 7, 2012 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners, today reported record financial results for the quarter ended September 29, 2012.
Net sales for the third quarter of 2012 were $2.2 billion, an increase of 5.7% compared with the third quarter of 2011.  This consists of 8.9% growth in local currencies and a 3.2% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.4% and acquisition growth was 4.5% (see Exhibit A for details of sales growth).
The Company noted that seasonal influenza vaccine sales were lower this quarter than in the prior-year quarter, although profitability was higher.  In order to provide more meaningful commentary the Company will be discussing sales results including and excluding this impact.  Excluding sales of seasonal influenza vaccines from both periods, net sales increased 6.4%, with 9.8% growth in local currencies including 5.1% internal sales growth.
Net income attributable to Henry Schein, Inc. for the third quarter of 2012 was $96.8 million or $1.08 per diluted share, an increase of 5.2% and 9.1%, respectively, compared with the third quarter of 2011.
“We gained market share in each of our four business groups during the third quarter and each group also reported accelerated internal sales growth in local currencies compared with the second quarter, after excluding sales of seasonal influenza vaccines from our Global Medical business.  We also are pleased to raise the low end of our 2012 EPS guidance range and to introduce guidance for 2013 that represents growth in EPS of approximately 10% to 12% compared with the mid-point of our 2012 guidance range,” commented Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “Through two strategic acquisitions we recently enhanced our dental software offering, in

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particular to dental schools, and expanded our veterinary footprint to include Ireland.  These transactions illustrate our commitment to advanced technology and to geographic expansion – two key initiatives of our strategic plan.”
Global Dental sales of $1.1 billion declined 0.3%, consisting of 3.4% growth in local currencies and a 3.7% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 2.3% and acquisition growth was 1.1%.  The 2.3% internal growth in local currencies included 3.1% growth in North America and 1.0% International growth.
“We believe we gained market share in our Global Dental business despite a challenging environment for dental equipment in many of our markets.  There was also a difficult comparison in Germany due to the timing of the IDS trade show in the prior year.  We remain confident in our Dental strategy and look forward to continue to gain market share in this arena.  Once again, North America dental equipment sales growth was particularly strong,” commented Mr. Bergman.
Global Animal Health sales of $598.1 million increased 19.2%, including 23.9% growth in local currencies and a 4.7% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.1% and acquisition growth was 14.8%.  The 9.1% internal growth in local currencies included 12.2% growth in North America and 6.2% International growth.
“During the quarter we continued to gain market share in our Global Animal Health business, with particular strength in North America,” commented Mr. Bergman.  “After the close of the third quarter we announced the signing of a definitive agreement to acquire C&M Vetlink.  This acquisition makes Henry Schein a leading veterinary distributor in Ireland and reinforces the established Henry Schein Animal Health UK base in the United Kingdom.  Our veterinary business now has a presence in 11 countries worldwide.”
Global Medical sales of $442.5 million increased 4.2%, including 4.8% growth in local currencies and a 0.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 3.5% and acquisition growth was 1.3%.  The 3.5% internal growth in local currencies included 3.8% growth in North America and a 2.1% decline in International.  Excluding sales of seasonal influenza vaccines from both periods, Global Medical sales increased 8.4%, with 9.1% growth in local currencies including 7.6% internal sales growth.
“We are very pleased with third quarter growth in our Global Medical business.  We sold approximately 6.8 million doses of influenza vaccine during the quarter, and as of today we have sold approximately 8 million doses, representing essentially all of this season’s sales,” remarked Mr. Bergman.  “Our continued gains in market share in North America reflect increased penetration of integrated delivery networks, larger group practices and ambulatory surgery centers, as well as solid growth in sales of pharmaceutical products and medical equipment.”

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Global Technology and Value-Added Services sales of $71.0 million increased 14.1%, including 14.7% growth in local currencies and a 0.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 11.2% and acquisition growth was 3.5%.  The 11.2% internal growth in local currencies included 12.3% growth in North America and 4.7% International growth.
“Late in the third quarter we acquired a majority interest in The Exan Group, a Canadian dental software company serving dental schools and general practice dentists in the U.S. and Canada.  We are optimistic about the growth opportunities for the Exan line, as it complements our enterprise business and provides access to dental schools for our special markets merchandise,” commented Mr. Bergman. “More than 85% of revenue from our Technology and Value-Added Services business is derived from North America, and quarterly results included particular strength in recurring revenue streams on both the technology and financial services sides of the business.”

Stock Repurchase Plan
The Company announced that it repurchased approximately 760,000 shares of its common stock during the third quarter at an average price of $77.52 per share, or approximately $58.8 million.  The impact of the repurchase of shares on third quarter diluted EPS was immaterial.  At the close of the third quarter, Henry Schein had $84.3 million authorized for future repurchases of its common stock.

Year-to-Date Results
For the first nine months of 2012, net sales of $6.5 billion increased 5.5% compared with the first nine months of 2011.  This increase includes 7.9% growth in local currencies and a 2.4% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 5.6% and acquisition growth was 2.3%.
Net income attributable to Henry Schein, Inc. for the first nine months of 2012 was $275.6 million or $3.06 per diluted share.  Excluding restructuring costs of $15.2 million pre-tax or $0.12 per diluted share, net income attributable to Henry Schein, Inc. for the first nine months of 2012 was $286.1 million or $3.18 per diluted share, an increase of 8.8% and 12.8%, respectively, compared with the first nine months of 2011 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2012 EPS Guidance
Henry Schein today raised the low end of its 2012 financial guidance range, as follows:
•	For 2012 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.35 to $4.40,

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which represents growth of 10% to 11% compared with 2011 results and compares with previous guidance of $4.30 to $4.40.
•	The Company notes that the fourth quarter of 2012 has one less week compared with the fourth quarter of 2011.
•	Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. excludes restructuring costs.
•
Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

2013 EPS Guidance
Henry Schein today introduced 2013 financial guidance, as follows:
•
For 2013 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.81 to $4.91, which represents growth of approximately 10% to 12% compared with the midpoint of the 2012 guidance range.

•
Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. is the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs more than 15,000 Team Schein Members and serves approximately 775,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates

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through a centralized and automated distribution network, with a selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company’s sales reached a record $8.5 billion in 2011, and have grown at a compound annual rate of 18 percent since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our international operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011

Net sales	$2,231,058	$2,111,693	$6,531,529	$6,190,094
Cost of sales	1,622,014	1,524,273	4,687,511	4,424,628
Gross profit	609,044	587,420	1,844,018	1,765,466
Operating expenses:
Selling, general and administrative	459,422	444,159	1,391,207	1,346,690
Restructuring costs	-	-	15,192	-
Operating income	149,622	143,261	437,619	418,776
Other income (expense):
Interest income	3,283	3,830	10,222	11,955
Interest expense	(7,308)	(6,813)	(22,659)	(22,800)
Other, net	988	232	2,343	1,313
Income before taxes and equity in earnings
of affiliates	146,585	140,510	427,525	409,244
Income taxes	(44,709)	(44,261)	(133,750)	(130,754)
Equity in earnings of affiliates	3,434	4,559	7,898	10,345
Net income	105,310	100,808	301,673	288,835
Less: Net income attributable to noncontrolling interests	(8,539)	(8,847)	(26,064)	(25,904)
Net income attributable to Henry Schein, Inc.	$96,771	$91,961	$275,609	$262,931

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.11	$1.02	$3.14	$2.90
Diluted	$1.08	$0.99	$3.06	$2.82

Weighted-average common shares outstanding:
Basic	87,465	90,251	87,802	90,582
Diluted	89,647	92,869	90,075	93,195

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 29,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,336	$147,284
Accounts receivable, net of reserves of $65,679 and $65,853	1,035,529	888,248
Inventories, net	1,070,854	947,849
Deferred income taxes	59,429	54,970
Prepaid expenses and other	257,031	234,157
Total current assets	2,512,179	2,272,508
Property and equipment, net	258,683	262,088
Goodwill	1,591,482	1,497,108
Other intangibles, net	471,143	409,612
Investments and other	278,045	298,828
Total assets	$5,111,532	$4,740,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$707,641	$621,468
Bank credit lines	155,219	55,014
Current maturities of long-term debt	17,739	22,819
Accrued expenses:
Payroll and related	175,089	191,173
Taxes	130,576	121,234
Other	262,694	259,932
Total current liabilities	1,448,958	1,271,640
Long-term debt	436,426	363,524
Deferred income taxes	180,977	188,739
Other liabilities	96,402	80,568
Total liabilities	2,162,763	1,904,471

Redeemable noncontrolling interests	375,661	402,050
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
88,264,853 outstanding on September 29, 2012 and
89,928,082 outstanding on December 31, 2011	883	899
Additional paid-in capital	404,867	401,262
Retained earnings	2,130,476	2,007,477
Accumulated other comprehensive income	35,475	22,584
Total Henry Schein, Inc. stockholders' equity	2,571,701	2,432,222
Noncontrolling interests	1,407	1,401
Total stockholders' equity	2,573,108	2,433,623
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,111,532	$4,740,144

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$105,310	$100,808	$301,673	$288,835
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	30,600	28,571	91,989	86,040
Stock-based compensation expense	11,818	8,085	31,867	26,045
Provision for losses on trade and other
accounts receivable	701	914	3,338	3,636
Benefit from deferred income taxes	(763)	(2,563)	(8,478)	(12,828)
Stock issued to 401(k) plan	-	5,798	-	5,798
Equity in earnings of affiliates	(3,434)	(4,559)	(7,898)	(10,345)
Distributions from equity affiliates	3,290	8,978	9,297	10,158
Other	6,629	786	10,488	3,028
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(46,632)	(40,883)	(105,961)	(50,785)
Inventories	(73,687)	(18,559)	(85,027)	(14,657)
Other current assets	(18,710)	(7,437)	(26,788)	(18,537)
Accounts payable and accrued expenses	63,423	10,388	(6,062)	(39,589)
Net cash provided by operating activities	78,545	90,327	208,438	276,799

Cash flows from investing activities:
Purchases of fixed assets	(11,562)	(11,783)	(32,934)	(32,547)
Payments for equity investments and business
acquisitions, net of cash acquired	(85,913)	-	(206,261)	(143,636)
Proceeds from sales of available-for-sale securities	2,000	300	6,025	2,450
Other	255	(877)	(4,130)	1,020
Net cash used in investing activities	(95,220)	(12,360)	(237,300)	(172,713)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	71,677	(9,272)	98,061	(1,601)
Proceeds from issuance of long-term debt	5,082	-	105,132	3,101
Debt issuance costs	(1,191)	-	(1,404)	(2,847)
Principal payments for long-term debt	(2,842)	(740)	(38,217)	(24,656)
Proceeds from issuance of stock upon exercise
of stock options	3,058	2,312	43,773	30,250
Payments for repurchases of common stock	(58,798)	(100,377)	(215,689)	(132,475)
Excess tax benefits related to stock-based
compensation	592	573	10,643	7,425
Distributions to noncontrolling shareholders	(2,986)	(1,461)	(11,581)	(7,878)
Acquisitions of noncontrolling interests in
subsidiaries	-	(11,833)	(20,013)	(15,199)
Other	-	-	-	(90)
Net cash provided by (used in) financing activities	14,592	(120,798)	(29,295)	(143,970)

Net change in cash and cash equivalents	(2,083)	(42,831)	(58,157)	(39,884)
Effect of exchange rate changes on cash and
cash equivalents	3,523	(12,086)	209	(3,592)
Cash and cash equivalents, beginning of period	87,896	161,789	147,284	150,348
Cash and cash equivalents, end of period	$89,336	$106,872	$89,336	$106,872

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A1 - QTD Sales

Henry Schein, Inc.
2012 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2012 over Q3 2011

Global	Q3 2012	Q3 2011	Total Sales Growth

Dental	$1,119,430	$1,123,021	-0.3%

Animal Health	598,124	501,884	19.2%

Medical	442,538	424,596	4.2%

Total Health Care Distribution	2,160,092	2,049,501	5.4%

Technology and Value-Added Services	70,966	62,192	14.1%

Total Global	$2,231,058	$2,111,693	5.7%

North America	Q3 2012	Q3 2011	Total Sales Growth

Dental	$714,731	$687,288	4.0%

Animal Health	276,435	246,452	12.2%

Medical	424,086	403,326	5.1%

Total Health Care Distribution	1,415,252	1,337,066	5.8%

Technology and Value-Added Services	61,233	53,565	14.3%

Total North America	$1,476,485	$1,390,631	6.2%

International	Q3 2012	Q3 2011	Total Sales Growth

Dental	$404,699	$435,733	-7.1%

Animal Health	321,689	255,432	25.9%

Medical	18,452	21,270	-13.2%

Total Health Care Distribution	744,840	712,435	4.5%

Technology and Value-Added Services	9,733	8,627	12.8%

Total International	$754,573	$721,062	4.6%

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Exhibit A1 - YTD Sales

Henry Schein, Inc.
2012 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2012 YTD over Q3 2011 YTD

Global	Q3 2012 YTD	Q3 2011 YTD	Total Sales Growth

Dental	$3,461,015	$3,419,609	1.2%

Animal Health	1,709,972	1,484,053	15.2%

Medical	1,158,486	1,106,537	4.7%

Total Health Care Distribution	6,329,473	6,010,199	5.3%

Technology and Value-Added Services	202,056	179,895	12.3%

Total Global	$6,531,529	$6,190,094	5.5%

North America	Q3 2012 YTD	Q3 2011 YTD	Total Sales Growth

Dental	$2,152,532	$2,070,879	3.9%

Animal Health	840,681	737,324	14.0%

Medical	1,098,925	1,042,406	5.4%

Total Health Care Distribution	4,092,138	3,850,609	6.3%

Technology and Value-Added Services	174,062	154,660	12.5%

Total North America	$4,266,200	$4,005,269	6.5%

International	Q3 2012 YTD	Q3 2011 YTD	Total Sales Growth

Dental	$1,308,483	$1,348,730	-3.0%

Animal Health	869,291	746,729	16.4%

Medical	59,561	64,131	-7.1%

Total Health Care Distribution	2,237,335	2,159,590	3.6%

Technology and Value-Added Services	27,994	25,235	10.9%

Total International	$2,265,329	$2,184,825	3.7%

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Exhibit A2 - QTD Sales Growth

Henry Schein, Inc.
2012 Third Quarter
Sales Growth Rate Summary
(unaudited)

Q3 2012 over Q3 2011

Global	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	4.4%	2.3%	9.1%	3.5%	11.2%

Acquisitions	4.5%	1.1%	14.8%	1.3%	3.5%

Local Currency Sales Growth	8.9%	3.4%	23.9%	4.8%	14.7%

Foreign Currency Exchange	-3.2%	-3.7%	-4.7%	-0.6%	-0.6%

Total Sales Growth	5.7%	-0.3%	19.2%	4.2%	14.1%

Total sales growth excluding
influenza vaccine sales	6.4%			8.4%

Local currency internal sales growth
excluding influenza vaccine sales	5.1%			7.6%

North America	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	5.3%	3.1%	12.2%	3.8%	12.3%

Acquisitions	1.0%	1.1%	0.0%	1.3%	2.1%

Local Currency Sales Growth	6.3%	4.2%	12.2%	5.1%	14.4%

Foreign Currency Exchange	-0.1%	-0.2%	0.0%	0.0%	-0.1%

Total Sales Growth	6.2%	4.0%	12.2%	5.1%	14.3%

Total sales growth excluding
influenza vaccine sales	7.4%			9.8%

Local currency internal sales growth
excluding influenza vaccine sales	6.4%			8.2%

International	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	2.8%	1.0%	6.2%	-2.1%	4.7%

Acquisitions	11.0%	1.0%	29.0%	0.0%	12.1%

Local Currency Sales Growth	13.8%	2.0%	35.2%	-2.1%	16.8%

Foreign Currency Exchange	-9.2%	-9.1%	-9.3%	-11.1%	-4.0%

Total Sales Growth	4.6%	-7.1%	25.9%	-13.2%	12.8%

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Exhibit A2 - YTD Sales Growth

Henry Schein, Inc.
2012 Third Quarter Year to Date
Sales Growth Rate Summary
(unaudited)

Q3 2012 YTD over Q3 2011 YTD

Global	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	5.6%	3.5%	10.7%	4.5%	9.7%

Acquisitions	2.3%	0.6%	7.4%	0.7%	3.1%

Local Currency Sales Growth	7.9%	4.1%	18.1%	5.2%	12.8%

Foreign Currency Exchange	-2.4%	-2.9%	-2.9%	-0.5%	-0.5%

Total Sales Growth	5.5%	1.2%	15.2%	4.7%	12.3%

Total sales growth excluding
influenza vaccine sales	5.8%			6.1%

Local currency internal sales growth
excluding influenza vaccine sales	5.8%			5.9%

North America	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	6.1%	3.6%	14.0%	4.7%	10.4%

Acquisitions	0.6%	0.7%	0.0%	0.7%	2.2%

Local Currency Sales Growth	6.7%	4.3%	14.0%	5.4%	12.6%

Foreign Currency Exchange	-0.2%	-0.4%	0.0%	0.0%	-0.1%

Total Sales Growth	6.5%	3.9%	14.0%	5.4%	12.5%

Total sales growth excluding
influenza vaccine sales	6.9%			7.0%

Local currency internal sales growth
excluding influenza vaccine sales	6.5%			6.2%

International	Consolidated	Dental	Animal Health	Medical	Technology / VAS

Local Internal Sales Growth	4.7%	3.3%	7.4%	0.9%	5.0%

Acquisitions	5.5%	0.6%	14.7%	0.0%	9.1%

Local Currency Sales Growth	10.2%	3.9%	22.1%	0.9%	14.1%

Foreign Currency Exchange	-6.5%	-6.9%	-5.7%	-8.0%	-3.2%

Total Sales Growth	3.7%	-3.0%	16.4%	-7.1%	10.9%

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Exhibit B

Henry Schein, Inc.
2012 Third Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			YTD
			%			%
	2012	2011	Growth	2012	2011	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$96,771	$91,961	5.2%	$275,609	$262,931	4.8%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.08	$0.99	9.1%	$3.06	$2.82	8.5%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$-		$10,537	$-
Net Income attributable to Henry Schein, Inc.	$0	$0		$10,537	$0
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$0.00	$0.00		$0.12	$0.00

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$96,771	$91,961	5.2%	$286,146	$262,931	8.8%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.08	$0.99	9.1%	$3.18	$2.82	12.8%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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